UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2008

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CHINA LOGISTICS GROUP, INC.

(Exact name of registrant as specified in its charter)

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Florida	0-31497	65-1001686
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

888 East Las Olas Boulevard, Suite 710, Fort Lauderdale, Florida 33301

(Address of Principal Executive Office) (Zip Code)

(954) 527-7780

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or completed Interim Review.

On May 14, 2008, our Chief Executive Officer concluded that the consolidated financial statements for the year ended December 31, 2007 appearing in our Annual Report on Form 10-K for year then ended could no longer be relied upon because of an error in the financial statements.  Our Chief Executive Officer determined it was necessary to restate our consolidated balance sheet at December 31, 2007 and our consolidated statements of operations and cash flows for the year ended December 31, 2007 to properly recognize the fair value of 450,000 shares of our Series B Preferred Stock totaling $3,780,000 which we are obligated to issue as partial compensation for consulting services rendered to us in connection with our acquisition of a majority interest in Shandong Jiajia International Freight & Forwarding Co., Ltd. in December 2007.

We anticipate that the effects on our consolidated balance sheet at December 31, 2007 will be an increase in accrued consulting fees from $0 to $3,780,000 and an increase in our accumulated deficit from $24,755,611 to $28,535,611.  We anticipate that the effects on our consolidated statements of income for the year ended December 31, 2007 will be an increase in the fair value of equity instrument component of operating expenses from $6,644,900 to $10,424,900 resulting in corresponding increases in our total operating expenses, operating loss and net loss.  Finally, our consolidated statement of cash flows will also be impacted to reflect the recordation of this additional expense of $3,780,000.  We will file an amended Annual Report on Form 10-K for the year ended December 31, 2007 reflecting these restatements as soon as practicable.

Our Chief Executive Officer is the sole member of our Board of Directors.  Our Chief Executive Officer has discussed the matters disclosed in this filing with Sherb & Co., LLP, our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA LOGISTICS GROUP, INC.

Date: May 19, 2008	By:	/s/ V. Jeffrey Harrell
V. Jeffrey Harrell CEO and President